Exhibit (23) (a)

                                                    James P. O'Day, C.P.A., P.C.
                                                               21 Village Square
                                                       Glen Cove, New York 11542
                                                              Phone 516-671-0513
                                                                Fax 516-671-5353

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Registration Statement of Murray United Development Corp. on Form SB-2 of our report dated April 6, 2000 appearing in the Prospectus, which is part of such Registration Statement relating to the financial statements of Murray United Development Corp. and to the reference to our Firm under caption "Experts" in such Prospectus.

                                        James P. O'Day, C.P.A., P.C.
                                        /s/ James P. O'Day
                                        By: James P. O'Day

April 6, 2000
Glen Cove, New York


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                                                                Exhibit (23) (b)

The Consent of Haley Weinblatt & Calcagni, LLP is contained in Exhibit 5.